UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2013

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona		85251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On May 16, 2013, American Standard Energy Corp. (the "Company") entered into a Fourth Amendment (the "Amendment") to that certain Credit Agreement, dated as of September 21, 2011, by and among American Standard Energy, Corp., a wholy-owned subsidiary of the Company, as borrower ("Borrower"), the lenders from time to time party thereto (the "Lenders") and Macquarie Bank Limited, as administrative agent for such Lenders (in such capacity, the "Administrative Agent") (as amended, restated, modified or otherwise supplemented from time to time, the "Credit Agreement").

The Amendment (i) reduces the borrowing base available under the "Revolving Loan" from $12 million to $0, (ii) provides that the amount available to be drawn under the "Revolving Loan" is $0, (iii) provides that the amount available to be drawn under the "Term Loan" is $0, (iv) accelerates the repayment of the "Revolving Loan" by changing the maturity date with respect to such repayment from September 21, 2015 to May 17, 2013, (v) modifies the amortization of the outstanding principal amount with respect to the repayment of the "Term Loan" by providing that such amortization shall begin on the last business day of May 2013 rather than March 21, 2013, and such repayment shall be made pursuant to Schedule 1.9(b) attached thereto, and (vi) provides provisions for the payment of joint interest billings in relation to the "Double Down 24-13 #1H Well" that supercedes the terms and conditions of that certain letter agreement, dated as of February 15, 2013, by and among Borrower, Lender and Administrative Agent.

Additionally, pursuant to the Amendment, the Administrative Agent and Lender waive (i) (A) the "Designated Defaults" (including the $241,186 amortization payment due March 31, 2013 pursuant to Section 1.9(b) of the Credit Agreement (the "March Payment")) and (B) the $241,186 amortization payment due April 30, 2013 pursuant to Section 1.9(b) of the Credit Agreement (the "April Payment"); provided, however, that the waiver of the "Designated Defaults" and the "April Payment" shall be effective only through May 17, 2013, and the "March Payment" and "April Payment" shall be due and payable by Borrower on May 17, 2013, (ii) "Breakage Costs" incurred by Borrower associated with the "March Payment" and "April Payment" if timely made pursuant to the terms of the Amendment, (iii) the "Formation and Existence Defaults," effective through June 14, 2013, provided that on or before such date, Borrower shall deliver to the Administrative Agent certificates of good standing validly issued by the State of Texas with respect to Borrower, (iv) the "Suspense of Proceeds Default," effective through June 14, 2013, provided that on or before such date, Borrower shall deliver to the Adminstrative Agent evidence satisfactory to the Administrative Agent that such default has been cured, and (v) the "Parental Defaults," effective through June 14, 2013, provided that on or before such date, the Company shall deliver to the Administrative Agent certificates of good standing validly issued by the State of Delaware with respect to the Company.

All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification.

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.  The Credit Agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Current Report on Form 8-K on October 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2013

AMERICAN STANDARD ENERGY CORP.

By: /s/ Scott Feldhacker
       Scott Feldhacker, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.Description

10.1                        Fourth Amendment to Credit Agreement and Limited Waiver, dated as of May 16, 2013, by and among Borrower, the Lenders, the Administrative Agent and the Company (solely in relation to Sections 3(f) and 6 thereto).